Exhibit 10.3

AMENDMENT NO. 3 TO

STANCORP FINANCIAL GROUP, INC.

1999 OMNIBUS STOCK INCENTIVE PLAN

In accordance with Section 17 of the StanCorp Financial Group, Inc. 1999 Omnibus Stock Incentive Plan as amended (the “Plan”), the Board of Directors of StanCorp Financial Group, Inc. (the “Company”) has approved and the Company hereby adopts the following amendment to the Plan:

Section 7.1.4.6 of the Plan is amended to provide in its entirety as follows:

7.1.4.6	Termination by Reason of Retirement. Unless otherwise determined by the Board of Directors and except as provided in Section 7.2.6, if an optionee terminates employment by or service with the Company by reason of “Retirement”, such optionee may exercise his or her option(s) at any time prior to the expiration date of the option(s) or the expiration of 60 months after the date of termination, whichever is the shorter period, provided that with respect to Incentive Stock Options, the period during which an option may be exercised after the date of retirement shall not exceed that permitted with respect to Incentive Stock Options under the Code.

Dated: February 11, 2002

STANCORP FINANCIAL GROUP, INC., An Oregon corporation

By:	/s/ Ronald E. Timpe
Ronald E. Timpe Chairman, President and Chief Executive Officer